UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2010
Teleflex Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 948-5100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
EX-1.1
EX-4.2
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement
Underwriting Agreement
     On August 3, 2010, Teleflex Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Jefferies & Company, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the “Underwriters”), pursuant to which the Company agreed to sell $350.0 million aggregate principal amount of 3.875% Convertible Senior Subordinated Notes due 2017 (the “Firm Notes”) and, at the option of the Underwriters, up to an additional $50.0 million aggregate principal amount of 3.875% Convertible Senior Subordinated Notes due 2017 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Offering”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-168464). On August 4, 2010, the Underwriters exercised their option in full in respect of the Option Notes. On August 9, 2010, the Company issued and sold to the Underwriters $400.0 million aggregate principal amount of the Notes upon payment pursuant to the Underwriting Agreement.
     The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, and contribute to payments which the Underwriters may be required to make in respect of any such liabilities.
     The Company estimates that the net proceeds from the offering of the Notes will be approximately $387.2 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses. On August 9, 2010, the Company used approximately $28.6 million of the net proceeds from the Offering to fund the cost of the Convertible Bond Hedge Transactions described below (after such cost was partially offset by the proceeds to the Company from the Warrants Transactions described below), and $200.0 million of the net proceeds to prepay term loan borrowings under the Company’s senior secured credit facilities. The Company also paid related transaction fees and expenses. The Company intends to use the remainder of the net proceeds from the Offering, together with available cash and borrowings under its revolving credit facility, to prepay all of its $130.0 million aggregate principal amount of 7.62% Series A Senior Notes due 2012, $40.0 million aggregate principal amount of 7.94% Series B Senior Notes due 2014 and $26.6 million aggregate principal amount of Floating Rate Series C Senior Notes due 2012, at an aggregate prepayment purchase price equal to the aggregate principal amount of $196.6 million plus a prepayment make-whole amount and accrued and unpaid interest to, but not including, the prepayment date.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.
Indenture and Notes
     The Notes are governed by the Indenture, dated as of August 2, 2010 (the “Base Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 9, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
     The Notes pay interest semi-annually on February 1 and August 1, commencing on February 1, 2011, at a rate of 3.875% per year, and mature on August 1, 2017, unless earlier converted or purchased by the Company at the holder’s option upon a Fundamental Change (as defined in the Indenture). The Notes are the Company’s unsecured senior subordinated obligations, and are subordinated in right of payment to all of the Company’s existing and future senior indebtedness and junior to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.
     At any time prior to 5:00 p.m., New York City time, on the business day immediately preceding May 1, 2017, the Notes will be convertible at the option of the holder only upon the specified events and during the specified periods set forth in the following paragraph. Thereafter, the Notes will be convertible at the option of the holder at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. The Notes will initially be convertible at a conversion rate of 16.3084 shares of the Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $61.32. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company’s conversion obligation may be satisfied, at the Company’s option, in shares of Common Stock, cash or a combination of cash and shares of Common Stock. The Company has initially elected to satisfy its conversion obligation in cash and shares of Common Stock (with a Specified Dollar Amount (as defined in the indenture) of $1,000).
     Prior to 5:00 p.m., New York City time, on the business day immediately preceding May 1, 2017, the Notes will be convertible at the option of the holder only under the following circumstances:
(i)	during any fiscal quarter (and only during such fiscal quarter) commencing after September 26, 2010, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than 130% of the applicable conversion price on each applicable trading day;

(ii)	during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each day of that measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate on each such trading day; or

(iii)	upon the occurrence of specified corporate events.
     Upon a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.
     The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults for 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture; (b) the Company defaults in the payment of the principal of any Note when due and payable at maturity, upon required repurchase, upon declaration of acceleration or otherwise, whether or not prohibited by the subordination provisions of the Indenture; (c) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right, whether or not any cash payment due upon conversion is prohibited by the subordination provisions of the Indenture, and such failure continues for 5 business days following the scheduled settlement date for such conversion; (d) the Company fails to comply with its obligations under Article 8 of the First Supplemental Indenture; (e) the Company fails to provide notice of a Fundamental Change, Make-Whole Fundamental Change or of certain other corporate events or distributions specified in the First Supplemental Indenture, in each case when due; (f) the Company fails to comply with any of its other agreements (other than a covenant or warrant or default in whose performance or whose breach is elsewhere specifically provided for) contained in the Notes or the Indenture for 60 days after the Company has received written notice of such default from the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes; (g) the Company or any of its Subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million in the aggregate of the Company and/or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable or constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise; (h) the Company or any of its Subsidiaries fails to pay final judgments entered by a court or courts of competent jurisdiction in excess of $50.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days; and (i) certain events of bankruptcy or insolvency described in the First Supplemental Indenture with respect to the Company or any of its Significant Subsidiaries (as defined in the Indenture).
     If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.
     The Indenture provides that the Company may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the

Company and its subsidiaries, taken as a whole, to, another person, unless: (a) the resulting, surviving or transferee person (if not the Company) is a corporation or limited liability company that is treated as a corporation for U.S. federal income tax purposes, organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation or limited liability company (if not the Company) expressly assumes by a supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing; (c) if as a result of such transaction, the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the successor company, as applicable, under the Notes and the Indenture; and (d) the Company has delivered to the Trustee an officers’ certificate and opinion of counsel in accordance with the Indenture.
     The foregoing description of the Base Indenture and the First Supplemental Indenture is qualified in its entirety by the copies thereof which are attached as Exhibit 4.1 and Exhibit 4.2 (which includes the form of 3.875% Convertible Senior Subordinated Notes due 2017 filed as Exhibit 4.3) and incorporated herein by reference.
Convertible Bond Hedge Transactions and Warrant Transactions
     On August 3, 2010, the Company entered into privately negotiated convertible bond hedge transactions (together, the “Convertible Bond Hedge Transactions”) with each of Bank of America, N.A. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association (the “Option Counterparties”). The Convertible Bond Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes, and are expected to reduce the potential dilution with respect to the Common Stock and/or reduce the Company’s exposure to potential cash payments that may be required to be made by the Company upon conversion of the Notes.
     The Company also entered into privately negotiated warrant transactions (together, the “Warrant Transactions”) generally relating to the same number of shares of Common Stock with each of the Option Counterparties. Under certain circumstances, the Company may be required under the terms of the Warrant Transactions to issue up to 19.99% of the shares of Common Stock outstanding on August 3, 2010, which equals 7,981,422 shares of Common Stock (subject to adjustments). The Warrant Transactions could have a dilutive effect with respect to the Common Stock or, if the Company so elects, obligate the Company to make cash payments to the extent that the market price per share of Common Stock exceeds the applicable strike price of the Warrant Transactions on any expiration date of the warrants. The strike price of the Warrant Transactions will initially be $74.648 per share of Common Stock.
     The notional size of each of the Convertible Bond Hedge Transactions and Warrant Transactions was automatically increased on August 4, 2010 upon the Underwriters’ exercise of their option to purchase additional Notes to correspond in the aggregate to the number of shares underlying all Notes, including the additional Notes.

     The Company used $28.6 million of the net proceeds from the offering of the Notes to pay the cost of the Convertible Bond Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions).
     The Convertible Bond Hedge Transactions and the Warrant Transactions are separate transactions, each entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Bond Hedge Transactions or Warrant Transactions.
     The foregoing description of the Convertible Bond Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to (i) the confirmations relating to the Convertible Bond Hedge Transactions, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference and (ii) the confirmations relating to the Warrant Transactions, which are attached hereto as Exhibits 10.3 and 10.4, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 in connection with the Warrant Transaction is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

1.1	Underwriting Agreement, dated August 3, 2010, by and among Teleflex Incorporated, Goldman, Sachs & Co., Jefferies & Company, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.

4.1	Indenture, dated August 2, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-168464) filed on August 2, 2010).

4.2	First Supplemental Indenture, dated August 9, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A.

4.3	Form of 3.875% Convertible Senior Subordinated Notes due 2017 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

v

10.1	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and Bank of America, National Association, as dealer.

10.2	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer.

10.3	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and Bank of America, National Association, as dealer.

10.4	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEFLEX INCORPORATED
By:	/s/ Richard A. Meier
	Name:	Richard A. Meier
	Title:	Executive Vice President and Chief Financial Officer

Date: August 9, 2010

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 3, 2010, by and among Teleflex Incorporated, Goldman, Sachs & Co., Jefferies & Company, Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.

4.1	Indenture, dated August 2, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-168464) filed on August 2, 2010).

4.2	First Supplemental Indenture, dated August 9, 2010 by and between Teleflex Incorporated and Wells Fargo Bank, N.A.

4.3	Form of 3.875% Convertible Senior Subordinated Notes due 2017 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

10.1	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and Bank of America, National Association, as dealer.

10.2	Convertible Bond Hedge Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer.

10.3	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and Bank of America, National Association, as dealer.

10.4	Issuer Warrant Transaction Confirmation, dated August 3, 2010, between Teleflex Incorporated and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, as dealer.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).